Exhibit 99.2

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED IN ITEM 1, ITEM 2 AND ITEM 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve the adjournment of the Special Meeting, including, if necessary to solicit additional proxies and “FOR” the proposal to authorize the proxies to transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

1.	To adopt the Amended and Restated Agreement and Plan of Merger, dated October 22, 2007, by and among KeyCorp, an Ohio corporation, KYCA LLC, a Delaware limited liability company and wholly-owned subsidiary of KeyCorp, and USB, and to approve the merger and the other transactions contemplated thereby, pursuant to which USB will merge with and into KYCA LLC, with KYCA LLC as the surviving entity of such merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement/Prospectus, dated October 23, 2007, attached thereto.

		FOR	AGAINST	ABSTAIN

2.	To approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in favor of the merger.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To authorize the proxies to transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on November 27, 2007.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ubh Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Revocable Proxy

U.S.B. HOLDING CO., INC.

100 Dutch Hill Road

Orangeburg, New York 10962

Special Meeting of Stockholders to be held on Wednesday, November 28, 2007

This Proxy is solicited by the Board of Directors of U.S.B. Holding Co., Inc., a Delaware corporation (“USB”). The undersigned stockholder(s) hereby appoints Robert E. Blackburn and Michael A. Tedesco, and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent and to vote, as indicated on the back of this card, all the shares of common stock of USB held of record by the undersigned as of the close of business on October 22, 2007 at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901, on Wednesday, November 28, 2007 at 10:00 a.m., local time, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, dated

October 23, 2007, and upon such other matters as may properly come before the Special Meeting. The undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and (ii) revokes all prior proxies.

See Voting Instructions on Reverse Side

Address Change/Comments (Mark the corresponding box on the reverse side)

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PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260

SIGNATURE:		DATE:
☐	Mark this box if you would like the Proxy Card EDGARized:	☐	ASCII	☐	EDGAR II (HTML)

(THIS BOXED AREA DOES NOT PRINT) Registered Quantity 2000.00